Exhibit 99.1

R.D. PRABHU, LATA K. SHETE, M.D.s

FINANCIAL STATEMENTS

DECEMBER 31, 2024 and 2023

R.D. PRABHU, LATA K. SHETE, M.D.

DECEMBER 31, 2024 and 2023

Report of Independent Auditors

The Shareholders

R.D. Prabhu, Lata K. Shete, M.D.s, LTD d/b/a The Sleep Center of Nevada

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of R.D. Prabhu, Lata K. Shete, M.D.s, LTD d/b/a/The Sleep Center of Nevada (“The Sleep Center of Nevada”), which comprise the balance sheets as of December 31 2024, and 2023, and the related statements of operations and changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of The Sleep Center of Nevada as of December 31, 2024, and 2023, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of The Sleep Center of Nevada and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about The Sleep Center of Nevada’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of The Sleep Center of Nevada’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about The Sleep Center of Nevada’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Baker Tilly US, LLP

Denver, Colorado

August 25, 2025

R.D. Prabhu, Lata K. Shete, M.D.s, d/b/a The Sleep Center of Nevada

Balance Sheets

December 31, 2024 and 2023

	2024	2023
ASSETS
CURRENT ASSETS
Cash	$677,017	$767,095
Accounts Receivable, net	774,507	866,904
Employee Advances	7,570	6,540
Prepaid Expenses	37,913	-
Total Current Assets	1,497,007	1,640,539

PROPERTY AND EQUIPMENT, NET	1,079,142	1,060,801

OTHER ASSETS
Financing Lease Right-Of-Use Asset	220,308	-
Operating Lease Right-of-Use Asset	4,505,318	1,458,430
Intangible Asset	135,000	-
Refundable Deposits	10,443	10,383
Total Other Assets	4,871,069	1,468,813

TOTAL ASSETS	$7,447,218	$4,170,153

LIABILITIES & STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts Payable	$52,840	$83,388
Accrued Payroll and Related Expenses	193,695	142,000
Current Portion of Operating Lease Liability	653,400	274,987
Total Current Liabilities	899,935	500,375

OTHER LIABILITIES
Employee Retention Credit Liability	1,683,904	1,683,904
Long-term Portion of Financing Lease Liability	172,167	-
Long-term Portion of Operating Lease Liability	3,953,363	1,166,421
Total Long-term Liabilities	5,809,434	2,850,325

TOTAL LIABILITIES	6,709,369	3,350,700

SHAREHOLDERS’ EQUITY
Common Stock: Authorized, 500,000 shares having $1 par value; issued and outstanding 2,204 shares	1,000	1,000
Additional Paid-In Capital	-	-
Retained Earnings	736,849	818,453
Total Shareholders’ Equity	737,849	819,453

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$7,447,218	$4,170,153

The accompanying notes are an integral part of these financial statements

R.D. Prabhu, Lata K. Shete, M.D.s, d/b/a The Sleep Center of Nevada

Statements of Operations

Years Ended December 31, 2024 and 2023

	2024	2023

REVENUES	$7,432,493	$7,096,354

GENERAL AND ADMINISTRATIVE EXPENSES	6,703,029	6,685,172

INCOME FROM OPERATIONS	729,464	411,182

OTHER INCOME AND (EXPENSES), NET	-	(332,846)

NET INCOME	$729,464	$78,336

The accompanying notes are an integral part of these financial statements

R.D. Prabhu, Lata K. Shete, M.D.s, d/b/a The Sleep Center of Nevada

Statements of Shareholders’ Equity

Years Ended December 31, 2024 and 2023

	Common Stock	Draws	Retained Earnings	Total Stockholders’ Equity
		NA, incl. in RE
Beginning Balance 1/1/2023	$1,000	$-	$4,085,372	$4,086,372

Owner Draws	-	-	(3,345,255)	(3,345,255)

Net income	-	-	78,336	78,336

Ending Balance 12/31/2023	1,000	-	818,453	819,453

Owner Draws		-	(811,068)	(811,068)

Net Income	-	-	729,464	729,464

Ending Balance 12/31/2024	$1,000	$-	$736,849	$737,849

The accompanying notes are an integral part of these financial statements

R.D. Prabhu, Lata K. Shete, M.D.s, d/b/a The Sleep Center of Nevada

Statements of Cash Flows

Years Ended December 31, 2024 and 2023

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$729,464	$78,336

ADJUSTMENTS TO RECONCILE NET INCOME/(LOSS) TO CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES:
Depreciation	115,021	121,997

Changes in:
Accounts Receivable	92,397	(434,255)
Other Receivables	(1,030)	(6,540)
Refundable Deposits	(60)	(5,000)
Operating Lease Right-of-Use Asset	492,394	271,009
Prepaid Expenses	(37,913)	-
Accounts Payable	(30,548)	36,699
Employee Retention Credit Liability	-	1,683,904
Accrued Payroll and Burden	51,695	33,365
Operating Lease Liability	(421,596)	(307,466)

Net cash provided by Operating Activities	989,824	1,472,049

CASH FLOWS USED FOR INVESTING ACTIVITIES
Acquisition of Property and Equipment	(133,834)	(82,049)
Additions to Intangibles	(135,000)	-
Net cash used in Investing Activities	(268,834)	(82,049)

CASH FLOWS USED FOR FINANCING ACTIVITIES
	-	-
Distributions to Shareholders	(811,068)	(3,345,255)
Net cash used in Financing Activities	(811,068)	(3,345,255)

NET DECREASE IN CASH	(90,078)	(1,955,255)

CASH AT BEGINNING OF YEAR	767,095	2,722,350

CASH AT END OF YEAR	$677,017	$767,095

SUPPLEMENTAL NON-CASH TRANSACTIONS:

Acquisition of Financing Lease Asset Liability	$224,996	$-
Acquisition of Right of Use Operating Lease Asset/Liability	$3,539,282	$-

The accompanying notes are an integral part of these financial statements

R.D. PRABHU, LATA K. SHETE, M.D.s

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 and 2023

NOTE 1 - ORGANIZATION

R.D. Prabhu, Lata K. Shete, M.D.s (the “Company”) was incorporated, in the State of Nevada in October 1980. The Company provides sleep disorder-related diagnoses to patients in six separate sleep centers and offices in Clark (Las Vegas) and Nye County, Nevada.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements are prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based upon such periodic evaluation. It is reasonably possible that changes may occur in the near term that would affect management’s estimates with respect to the allowance for credit losses, contractual adjustments, useful lives of its fixed assets, lease terms and discount rates.

Revisions in estimated revenue from contracts are made in the year in which circumstances requiring the revision become probable.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents. In the normal course of business, the Company may maintain cash balances in excess of federal insurance limits.

ACCOUNTS RECEIVABLE

Accounts receivable represent amounts due from customers in the ordinary course of business and are recorded at the invoiced amount and do not bear interest. Accounts receivable are stated at the net amount expected to be collected, using an expected credit loss methodology to determine the allowance for expected credit losses. We evaluate the collectability of its accounts receivable and determine the appropriate allowance for expected credit losses based on a combination of factors, including the aging of the receivables, historical collection trends, and charge-offs. When we are aware of a customer’s inability to meet its financial obligation, we may individually evaluate the related receivable to determine the allowance for expected credit losses. We use specific criteria to determine uncollectible receivables to be charged off, including bankruptcy filings, the referral of customer accounts to outside parties for collection, and the length that accounts remain past due.

R.D. PRABHU, LATA K. SHETE, M.D.s

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 and 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated lives of the property and equipment, which ranges from 5 to 39 years. Additions, renewals, and betterments that significantly extend the life of the asset are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. For the years ended December 31, 2024 and 2023, depreciation expense was $115,021 and $121,997, respectively and are included on the statements of income in “General and Administrative Expenses”.

For property and equipment sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in other income and expenses for the period.

INTANGIBLE ASSETS

Intangible assets consist of an asset acquired from a third-party which developed an application to be used by patients in the Company’s operations. The intangible asset was acquired in late 2024, with a final payment of $45,000 having been made in early 2025, and will be amortized on a straight-line basis over the expected useful life of the asset, which approximates 10 years.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is present when the sum of undiscounted estimated future cash flows expected to result from the use of the assets is less than carrying value. If impairment is present, the carrying value of the impaired asset is reduced to its fair value. Fair value is determined based on discounted cash flows or appraisal values, depending on the nature of the assets. During the years ended December 31, 2024 and 2023, there were no impairment losses recognized for long-lived assets.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised goods or services is transferred to the customer, at an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company applies the five-step model for recognizing revenue from contracts with customers:

1.	Identify the contract with a customer: The Company considers a contract to exist when it has approval and commitment from both parties, identified rights and payment terms, commercial substance, and when it’s probable that the Company will collect the consideration it’s entitled to.

2.	Identify the performance obligations in the contract: Performance obligations are promises to transfer distinct services to the customer. A service is distinct if the customer can benefit from it on its own or with other readily available resources. The Company’s primary performance obligations include the provision of medical related services, diagnoses and treatment plans for sleep disorders.

3.	Determine the transaction price: The transaction price is the amount of consideration, based on quoted rates for office visits and sleep studies for which the Company expects to be entitled to, typically based on negotiated insurance contracts, for the provision of services.

4.	Allocate the transaction price to the performance obligations: The gross and net transaction price is allocated to each distinct performance obligation based on its relative standalone selling price and the expected net remittance from an insurance company to the Company.

5.	Recognize revenue when (or as) the entity satisfies a performance obligation: Revenue is recognized when the services are provided to the patient for the sleep studies or office visits.

R.D. PRABHU, LATA K. SHETE, M.D.s

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 and 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION (CONTINUED)

Disaggregation of Revenue

Since the Company’s revenues are generated from the provision of services to its patients, either in an office visit or an overnight sleep study, there is no significant disaggregation of revenues.

The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flows are affected by the following factors:

Payers (for example, patient, governmental insurers, and other third-party commercial insurers) that have different reimbursement and payment methodologies and negotiated contract amounts. During the years ended December 31, 2024 and 2023, revenues recorded from third party commercial insurers, governmental agencies and directly from patients, on a percentage basis, were 80%, 19% and 1% and 84%, 15% and 1%, respectively.

INCOME TAX

Effective January 1, 2015, the Company, with the consent of its shareholders, elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Tax years open under the statute of limitations are 2021, 2022, 2023 and 2024.

ADVERTISING

The Company elects to expense advertising expenses as incurred. The total advertising expense for the years ended December 31, 2024 and 2023, was approximately $40,000 and $50,000, respectively.

R.D. PRABHU, LATA K. SHETE, M.D.s

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024 and 2023

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE MEASUREMENTS

For fair value measurements of financial assets and financial liabilities, and for fair value of non-financial items that are recognized and disclosed at fair value in the financial statements on a recurring basis, the Company has adopted generally accepted accounting principles (GAAP) standards that define fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

GAAP establishes a three-level fair value hierarchy that describes the inputs that are used to measure the fair values of respective assets and liabilities.

●	Level 1: Fair values are based on quoted prices in active markets for identical assets and liabilities.

●	Level 2: Fair values are based on observable inputs that include: quoted market prices for similar assets or liabilities; quoted market prices that are not in an active market; or other inputs that are observable in the market and can be corroborated by observable market data for substantially the full term of the asset.

●	Level 3: Fair values are calculated by the use of pricing models and /or discounted cash flow methodologies and may require significant management judgment or estimation. These methodologies may result in a significant portion of the fair value being derived from unobservable data.

The carrying amounts of financial instruments comprising cash, accounts receivable, employee advances, prepaid expenses, accounts payable, and accrued expenses, approximate their fair values due to their short-term nature.

Employee Retention Tax Credit

In 2022, the Company filed a claim for an employee retention tax credit (“ERTC”), which was established by Congress in 2020 under the Coronavirus Aid, Relief, and Economic Security Act of 2020 (the “CARES Act”) and amended by the Taxpayer Certainty and Disaster Tax Relief Act of 2020 (the “Relief Act”). The ERTC provided for changes in the employee retention credit for 2020 and provided an additional credit for the first, second and third calendar quarters of 2021. Employers were eligible for the credit if they experienced either a full or partial suspension of operations during any calendar quarter because of governmental orders due to the COVID-19 pandemic or if they experienced a significant decline in gross receipts based on a comparison of quarterly revenue results for 2020 and/or 2021 and the corresponding quarters in 2019. The ERTC is a refundable credit that employers can claim on qualified wages paid to employees, including certain health insurance costs.

In 2023, the Company received its ERTC of approximately $1.7 million, including interest.

Other (Expense)/Income

Included in other (expense)/income for the year ended December 31, 2023 are principally costs associated with the filing of the ERTC of $332,846.

ACCOUNTING PRONOUNCEMENTS

We have reviewed and considered all recent accounting pronouncements that have not yet been adopted and believe there are none that could potentially have a material impact on our business practices, financial condition, results of operations, or disclosures.

R.D. PRABHU, LATA K. SHETE, M.D.s

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2024 and 2023

NOTE 3 - ACCOUNTS RECEIVABLE, NET

Accounts receivable, net, as represented on the balance sheet, consists of the following at December 31:

	2024	2023	2022
Accounts Receivable, gross	1,167,000	1,309,904	1,332,497

Allowance for Credit Losses	(393,000)	(443,000)	(529,000)

Ending Balance, Accounts Receivable, net	$774,507	$866,904	$803,497

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2024 and 2023, as represented on the balance sheet, is detailed as follows:

	2024	2023
Leasehold Improvements	$1,169,775	$1,110,539
Office Furniture/ Medical Equipment	1,173,056	1,099,880
Computer Equipment and Software	82,656	81,706
Vehicles	34,069	34,069
	2,459,556	2,326,194
Less: Accumulated Depreciation	(1,380,414)	(1,265,393)

Total Property and Equipment	$1,079,142	$1.060,801

The Company recorded depreciation expense within general and administrative expenses on the Statement of Operations, using a straight-line method, of $115,021 and $121,997, respectively, for the years ended December 31, 2024 and 2023.

R.D. PRABHU, LATA K. SHETE, M.D.s

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 and 2023

NOTE 5- LEASES

The Company leases office space at its sleep center locations. The determination of whether an arrangement is a lease is made at the lease’s inception. Under ASC 842, a contract is (or contains) a lease if it conveys the right to control the use of an identifiable asset for a period of time in exchange for consideration. Control is defined under the standard as having both the right to obtain substantially all the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contracts are changed.

Operating and financing leases are included as separate line items - operating and financing lease right-of-use (“ROU”) assets in other assets, current portion of operating/financing lease liabilities in other current liabilities, and long-term portion of operating and financing lease liabilities in other liabilities in the Company’s balance sheet. The average weighted discount rate was 3.4% and the average weighted remaining term for the operating leases is 92 months.

During the year ended December 31, 2024, the Company amended existing, or entered into new, operating lease contracts which added approximately $3.5 million to its ROU assets and related lease liabilities. See also Note 6, Related Party Transactions and the accompanying Statements of Cash Flows.

The Company entered into a financed lease agreement during 2024. At December 31, 2024, the ROU asset and related liability was approximately $220,000. The discount rate used was 5% and the remaining term as of December 31, 2024 is 58 months.

ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments. Operating lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when it is readily determinable. Since most of the Company’s leases do not provide an implicit rate, to determine the present value of lease payments, management uses the risk-free discount rate at lease commencement, according to the Company’s elected policy. Operating lease ROU assets also includes any lease payments made and excludes any lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company’s lease term may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option.

The Company has lease arrangements for certain equipment and facilities, including sleep centers at various locations. These leases typically have original terms not exceeding 10 years and generally contain multi-year renewal options, some of which are reasonably certain of exercise.

Payments under the Company’s lease arrangements may be fixed or variable, and variable lease payments are primarily based on usage of utilities, maintenance, repairs, etc. Lease costs associated with fixed payments on the Company’s operating leases were approximately $550,000 and $360,000 in 2024 and 2023, respectively. Lease costs associated with variable payments on the Company’s leases were approximately $120,000 and $95,000 for 2024 and 2023, respectively.

R.D. PRABHU, LATA K. SHETE, M.D.s

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 and 2023

NOTE 5- LEASES (CONTINUED)

The following table shows ROU assets and lease liabilities, and the associated financial statement line items, as of December 31, 2024 and 2023:

Lease-Related Assets and Liabilities	2024	2023
Right-of-Use Assets:
Operating Leases	$4,505,318	$1,458,430
Finance Leases	220,308	-
Total Right-of-Use Assets	$4,725,626	$1,458,430

Lease Liabilities:
Operating Leases	$4,506,982	$1,441,408
Finance Leases	219,836	-
Total Lease Liabilities	$4,726,818	$1,441,408

Lease liability maturities as of December 31, 2024, are as follows:

	Operating	Finance	Total
2025	$601,288	$52,112	$653,400
2026	628,969	54,778	683,747
2027	573,127	55,366	628,493
2028	575,149	57,580	632,729
2029 and thereafter	2,128,449	-	2,128,449
	$4,506,982	$219,836	$4,726,818

NOTE 6 – RELATED PARTY TRANSACTIONS

The Company has certain office space leases whereby the entity leasing the office space as the lessor is controlled or owned by the owner(s) of the Company. The details of these leases are as follows:

Lease #1 – In November 2024, the Company entered into an amended office lease agreement for $22,186 per month with an annual 3% increase to the monthly rent effective each succeeding November. The amended lease term is for 10 years. During 2024 and 2023, the Company paid approximately $68,000 and $79,000 in fixed rent amounts prior to the lease amendment, respectively, and paid approximately $44,000 subsequent to the November 2024 amendment.

As of December 31, 2024, the unamortized balance of leasehold improvements related to this lease is approximately $334,000 and the weighted average remaining useful life of the improvements is approximately 34 years.

Lease #2 – In January 2024, the Company entered into an office lease agreement when the previous agreement expired. The monthly amount for the lease is $11,452 and has a lease term of 36 months. During 2024 and 2023, the Company paid approximately $115,000 and $70,000 in fixed rent amounts, respectively.

As of December 31, 2024, the unamortized balance of leasehold improvements related to this lease was less than $5,000.

Lease #3 – At December 31, 2024, the Company had an office lease with 6 years remaining on its lease term. The monthly lease amount is $12,320 and increases each April by 3%. During 2024 and 2023, the Company paid approximately $147,000 and $144,000, respectively, for annual rental payments related to this lease.

As of December 31, 2024, the unamortized balance of leasehold improvements related to this lease is approximately $296,000 and the weighted average remaining useful life of the improvements is approximately 30 years.

R.D. PRABHU, LATA K. SHETE, M.D.s

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2024 and 2023

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The major portion of the Company’s business is contracts with third party insurers, and to a lesser extent, US Government agencies, like Medicare. Most of these contracts are subject to cost recovery limitations, renegotiations, audits of allowable costs, and termination at the convenience of the government.

NOTE 8- OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF RISK

The Company has a potential concentration of credit risk in that it maintains deposits in accounts with financial institutions in excess of amounts more than is insured by the Federal Deposit Insurance Corporation “FDIC.” FDIC insures accounts at each institution up to $250,000. At various times during the year, the Company’s cash in bank balance exceeded the maximum amount insured by the FDIC. At December 31, 2024 and 2023, the Company had cumulative cash deposits in excess of the maximum amount insured by the FDIC of $250,000 per institution, of approximately $250,000.

NOTE 9- SUBSEQUENT EVENT

In March 2025, the Company entered into an agreement with a third party contractor (“Contracting Party”) with whom the Company had engaged in 2022 to pursue opportunities to market the Company to interested suitors. In June 2025, the Company completed a transaction to sell certain of its assets, although the suitor was not introduced by the Contracting Party. The Company and the Contracting Party agreed to settle any possible disputes related to the engagement with a payment to the Contracting Party of $250,000, which was paid and expensed during the first calendar quarter of 2025.

On June 10, 2025, Vivos Therapeutics, Inc., a Delaware corporation (the Acquirer”), completed an acquisition (“Acquisition”) of all of the operating assets of the Company in consideration for a (i) cash payment equal to $6.0 million, (ii) 607,287 shares of restricted common stock in the Acquirer, par value $0.0001 per share (the “Common Stock”), equal to $1.5 million based on the volume-weighted average price (“VWAP”) of the Common Stock for the 30-days immediately preceding the Acquisition and (iii) the assumption of certain specific trade accounts receivable and assets related to specific Company contracts assigned to the Acquirer as part of the Acquisition. Pending the achievement of an agreed to financial milestone, the Acquirer will pay to the Company’s principal a contingent “earn out” consideration in the form of restricted Common Stock equal to $1.5 million based on the VWAP of the Common Stock for the 30-days following the date on which such financial milestone is achieved, as determined in accordance with U.S. GAAP.

Management has evaluated its subsequent events through the date of the sale of the Company’s assets.

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